Exhibit 4.2.4

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT AND LIMITED WAIVER

This AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT AND LIMITED WAIVER (this “Agreement”) is made as of September 4, 2013 by and among AMEDISYS, INC., a Delaware corporation (the “Company”), and AMEDISYS HOLDING, L.L.C., a Louisiana limited liability company (“Holding”; and together with the Company, the “Issuers”), and the holders of Notes (as defined below) signatory hereto (the “Noteholders”).

WHEREAS, the Issuers and the Noteholders are parties to that certain Note Purchase Agreement, dated March 25, 2008, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated October 26, 2012 (the “Existing Note Purchase Agreement”; and as amended by this Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

WHEREAS, pursuant to the Existing Note Purchase Agreement, the Issuers issued and sold to the Noteholders (a) $35,000,000 aggregate principal amount of their 6.07% Series A Senior Notes due March 25, 2013, (b) $30,000,000 aggregate principal amount of their 6.28% Series B Senior Notes due March 25, 2014 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”) and (c) $35,000,000 aggregate principal amount of their 6.49% Series C Senior Notes due March 25, 2015, which Series A Senior Notes and Series C Senior Notes have been repaid and are no longer outstanding; and

WHEREAS, the Issuers have requested that the Noteholders (i) clarify that existing and proposed rights granted with respect to certain Securities do not constitute Liens in violation of Section 10.5 of the Note Purchase Agreement and (ii) waive any Event of Default under Section 10.5 of the Note Purchase Agreement resulting from the grant of such rights;

WHEREAS, the Issuers and the Noteholders have agreed to amend the definition of “Lien” set forth in the Existing Note Purchase Agreement to make such clarification; and

WHEREAS, the Noteholders are willing to make the waiver and amendment, in each case, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS.

Capitalized terms used and not defined herein shall have the same meanings given to them in the Note Purchase Agreement.

2. REPRESENTATIONS AND WARRANTIES.

To induce the Noteholders to enter into this Agreement, the Issuers represent and warrant to each of the Noteholders as follows (it being agreed, however, that nothing in this Section 2 shall affect any of the representations and warranties previously made by the Issuers in or pursuant to the Note Purchase Agreement, and that all of such other representations and warranties, as well as the representations and warranties in this Section 2, shall survive the effectiveness of the Amendment and the Waiver).

2.1. Organization; Authority and Good Standing.

The Company is a corporation, and Holding is a limited liability company, each duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each Issuer has the organizational power and authority to execute and deliver this Agreement and to perform the provisions hereof.

2.2. Authorization, etc.

This Agreement has been duly authorized by all necessary organizational action on the part of each Issuer and this Agreement constitutes a legal, valid and binding obligation of each Issuer enforceable against such Issuer in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3. Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by each Issuer of this Agreement will not: (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Issuer or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or other agreement or instrument to which either Issuer or any Subsidiary is bound or by which either Issuer or any Subsidiary or any of their respective properties may be bound or affected (other than Liens in favor of the holders of the Notes as contemplated in the Note Purchase Agreement (as amended by this Agreement) and in favor of the administrative agent pursuant to the Credit Agreement), (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Issuer or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Issuer or any Subsidiary.

2.4. Governmental Action.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by either Issuer of this Agreement.

2.5. No Defaults.

After giving effect to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default under the Note Purchase Agreement.

2.6. Lender Fees.

No Issuer nor any Subsidiary Guarantor has paid or agreed to pay any fees or other consideration to the Agent or any Lender (each as defined in the Credit Agreement Amendment) in connection with the Credit Agreement Amendment other than out-of-pocket expenses and as set forth in the Credit Agreement Amendment.

3. EFFECTIVENESS.

The Amendment and the Waiver (each term as defined below) shall become effective, and shall be deemed to be in effect, upon the satisfaction in full of the following conditions (the “Effective Date”):

(a) This Agreement. Each Issuer and each Noteholder shall have executed and delivered this Agreement.

(b) Credit Agreement.

(i)

The Issuers shall have executed that certain First Amendment to Credit Agreement and Limited Waiver dated as of the date hereof among Issuers, JPMorgan Chase Bank, N.A., as administrative agent, and certain other agents and lenders party thereto (the “Credit Agreement Amendment”).

(ii)	The terms and conditions of the Credit Agreement Amendment shall be reasonably satisfactory to the Noteholders.

(iii)	The Issuers shall have delivered certified copies of the Credit Agreement Amendment to the Noteholders.

(c) Representations. The representations and warranties of (i) the Issuers made in Section 2 of this Agreement and (ii) the Subsidiary Guarantors made in Section 2.6 of this Agreement shall be true and correct as of the Effective Date in all respects.

(d) Fees and Expenses. The Issuers shall have paid the reasonable fees and expenses of the special counsel to the Noteholders as provided for in Section 6 herein.

4. AMENDMENT TO EXISTING NOTE PURCHASE AGREEMENT.

Subject to satisfaction of the conditions set forth in Section 3, Schedule B of the Existing Note Purchase Agreement is hereby amended by amending and restating the definition of “Lien” in its entirety to read as follows (such amendment being referred to herein as the “Amendment”):

“Lien” means, with respect to any Person, (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities, other than any such existing rights with respect to the Securities of the Specified Entities and Amedisys Home Health, a Lawrence Medical Center

Partner, LLC and any purchase option, call or rights similar thereto with respect to the Securities of Amedisys Private Duty, LLC, Georgetown Hospital Home Health, LLC, Morgantown Hospice, LLC and the joint venture to be formed between Amedisys Wyoming, L.L.C. and Memorial Hospital Laramie County dba Cheyenne Regional Medical Center.”

5. LIMITED WAIVER.

Subject to satisfaction of the conditions set forth in Section 3, the Noteholders hereby waive any Event of Default which may arise under Section 10.5 of the Note Purchase Agreement as a result of the existence of certain rights which may constitute Liens on the Securities of the Specified Entities and Amedisys Home Health, a Lawrence Medical Center Partner, LLC which may not be permitted by Section 10.5 of the Note Purchase Agreement. The waiver set forth in this Section 5 (the “Waiver”) is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Note Purchase Agreement or any other Financing Document are intended to be affected hereby. The Waiver is granted only with respect to any failure of the Issuers to comply with Section 10.5 of the Note Purchase Agreement as a result of the existence of certain rights which may constitute Liens on the Securities of the Specified Entities and Amedisys Home Health, a Lawrence Medical Center Partner, LLC that are not permitted by Section 10.5 of the Note Purchase Agreement and shall not apply to any violation of Section 10.5 with respect to any Liens other than the existing rights on the Securities of the Specified Entities and Amedisys Home Health, a Lawrence Medical Center Partner, LLC, in each case, as of the Effective Date, or any actual or prospective default or violation of any other provision of the Note Purchase Agreement or any other Financing Document. The Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Noteholders to declare a Default or Event of Default under or otherwise enforce the terms of the Note Purchase Agreement or any other Financing Document with respect to any matter other than those specifically and expressly waived in the Waiver. Except as expressly set forth in this Agreement, nothing contained herein shall in any way (i) waive, release, modify or limit the Issuers’ respective obligations to otherwise comply with all terms and conditions of any or all of the Note Purchase Agreement and the other Financing Documents, or (ii) waive, release, modify or limit any or all of the Noteholders’ rights, remedies and privileges thereunder.

6. EXPENSES.

The Issuers will promptly (and in any event within thirty days of receiving any statement or invoice therefor) pay all out-of-pocket fees, expenses and costs relating to this Agreement, including, but not limited to, the reasonable fees of special counsel to the Noteholders incurred in connection with the preparation, negotiation and delivery of this Agreement and any other documents related hereto. Nothing in this Section 6 shall limit the Issuers’ obligations under Section 15.1 of the Note Purchase Agreement.

7. RELEASE AND INDEMNITY.

(a) In consideration of the agreements of the Noteholders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Issuers and each Subsidiary Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Noteholders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, financial advisors, employees, agents and other representatives (each Noteholder and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which any Issuer, any Subsidiary Guarantor or any of their successors, assigns, or other legal representatives may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement for or on account of, or in relation to, or in any way in connection with any of the Existing Note Purchase Agreement, any of the other Financing Documents or transactions thereunder.

(b) Each of the Issuers and the Subsidiary Guarantors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each of the Issuers and the Subsidiary Guarantors hereby ratifies the indemnification provisions contained in the Financing Documents and agrees that this Agreement and losses, claims, damages and expenses related thereto shall be covered by such indemnities.

Notwithstanding the foregoing, nothing in this Section 7 shall constitute any waiver of any claims or defenses in respect of any gross negligence or willful misconduct on the part of any Releasee.

8. MISCELLANEOUS.

8.1. Part of Existing Note Purchase Agreement; Future References, etc.

This Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and each other Financing Document are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires. This Agreement shall constitute a Financing Document under the terms of the Note Purchase Agreement.

8.2. Counterparts, Facsimiles.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

8.3. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

8.4. Binding Effect.

This Agreement shall be binding upon and shall inure to the benefit of each Issuer and the Noteholders and their respective successors and assigns.

8.5. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AMEDISYS, INC.

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: President and Chief Financial Officer

AMEDISYS HOLDING, L.L.C.

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Vice President

[Signature Page to Amendment No. 2 to Note Purchase Agreement and Limited Waiver (Amedisys)]

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Timothy M. Laczkowski
Name: Timothy M. Laczkowski
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Timothy M. Laczkowski
Name: Timothy M. Laczkowski
Title: Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Timothy M. Laczkowski
Name: Timothy M. Laczkowski
Title: Vice President

[Signature Page to Amendment No. 2 to Note Purchase Agreement and Limited Waiver (Amedisys)]

Acknowledgment and Agreement

Each of the undersigned Subsidiary Guarantors acknowledges and accepts the foregoing Agreement, agrees to be bound by Section 2.6 and Section 7 of the Agreement, and ratifies and confirms in all respects such Subsidiary Guarantor’s obligations under the Subsidiary Guaranty:

ACCUMED GENPAR, L.L.C.

ACCUMED HOLDING, L.L.C.

ACCUMED HOME HEALTH OF GEORGIA, L.L.C.

ACCUMED HOME HEALTH OF NORTH TEXAS, L.L.C.

ADVENTA HOSPICE SERVICES OF FLORIDA, INC.

ADVENTA HOSPICE, L.L.C.

ALBERT GALLATIN HOME CARE AND HOSPICE SERVICES, LLC

AMEDISYS AIR, L.L.C.

AMEDISYS ALABAMA, L.L.C.

AMEDISYS ALASKA, LLC

AMEDISYS ARIZONA, L.L.C.

AMEDISYS ARKANSAS, LLC

AMEDISYS BA, LLC

AMEDISYS CALIFORNIA, L.L.C.

AMEDISYS COLORADO, L.L.C.

AMEDISYS CONNECTICUT, L.L.C.

AMEDISYS DELAWARE, L.L.C.

AMEDISYS FLORIDA, L.L.C.

AMEDISYS GEORGIA, L.L.C.

AMEDISYS HMA ACQUISITION, L.L.C.

AMEDISYS HOME HEALTH, INC. OF ALABAMA

AMEDISYS HOME HEALTH, INC. OF SOUTH CAROLINA

AMEDISYS HOME HEALTH, INC. OF VIRGINIA

AMEDISYS HOSPICE, L.L.C.

AMEDISYS IDAHO, L.L.C.

AMEDISYS ILLINOIS, L.L.C.

AMEDISYS INDIANA, L.L.C.

AMEDISYS IOWA, L.L.C.

AMEDISYS KANSAS, L.L.C.

AMEDISYS LA ACQUISITIONS, L.L.C.

AMEDISYS LOUISIANA, L.L.C.

AMEDISYS MAINE, P.L.L.C.

AMEDISYS MARYLAND, L.L.C.

AMEDISYS MASSACHUSETTS, L.L.C.

AMEDISYS MICHIGAN, L.L.C.

AMEDISYS MINNESOTA, L.L.C.

[Signature Page to Amendment No. 2 to Note Purchase Agreement and Limited Waiver (Amedisys)]

AMEDISYS MISSISSIPPI, L.L.C.

AMEDISYS MISSOURI, L.L.C.

AMEDISYS NEBRASKA, L.L.C.

AMEDISYS NEVADA, L.L.C.

AMEDISYS NEW HAMPSHIRE, L.L.C.

AMEDISYS NEW JERSEY, L.L.C.

AMEDISYS NEW MEXICO, L.L.C.

AMEDISYS NORTH CAROLINA, L.L.C.

AMEDISYS NORTH DAKOTA, L.L.C.

AMEDISYS NORTHWEST, L.L.C.

AMEDISYS OHIO, L.L.C.

AMEDISYS OKLAHOMA, L.L.C.

AMEDISYS OREGON, L.L.C.

AMEDISYS PENNSYLVANIA, L.L.C.

AMEDISYS PRIVATE DUTY, LLC

AMEDISYS PROPERTY, L.L.C.

AMEDISYS PUERTO RICO, L.L.C.

AMEDISYS QUALITY OKLAHOMA, L.L.C.

AMEDISYS RHODE ISLAND, L.L.C.

AMEDISYS SC, L.L.C.

AMEDISYS SOUTH FLORIDA, L.L.C.

AMEDISYS SOUTH DAKOTA, L.L.C.

AMEDISYS SPECIALIZED MEDICAL SERVICES, L.L.C.

AMEDISYS SP-IN, L.L.C.

AMEDISYS SP-KY, L.L.C.

AMEDISYS SP-OH, L.L.C.

AMEDISYS SP-TN, L.L.C.

AMEDISYS TENNESSEE, L.L.C.

AMEDISYS TEXAS, L.L.C.

AMEDISYS TLC ACQUISITION, L.L.C.

AMEDISYS UTAH, L.L.C.

AMEDISYS VENTURES, L.L.C.

AMEDISYS VIRGINIA, L.L.C.

AMEDISYS WASHINGTON, L.L.C.

AMEDISYS WESTERN, L.L.C.

AMEDISYS WEST VIRGINIA, L.L.C.

AMEDISYS WISCONSIN, L.L.C.

AMEDISYS WYOMING, L.L.C.

ARNICA THERAPY SERVICES, L.L.C.

AVENIR VENTURES, L.L.C.

BEACON HOSPICE, L.L.C.

BEACON PALLIATIVE CARE SERVICES, INC.

BROOKSIDE HOME HEALTH, LLC

COMPREHENSIVE HOME HEALTHCARE, L.L.C.

EMERALD CARE, L.L.C.

[Signature Page to Amendment No. 2 to Note Purchase Agreement and Limited Waiver (Amedisys)]

FAMILY HOME HEALTH CARE, L.L.C.

HHC, L.L.C.

HMA HOLDING, INC.

HMR ACQUISITION, INC.

HOME HEALTH OF ALEXANDRIA, L.L.C.

HORIZONS HOSPICE CARE, L.L.C.

HOUSECALL HOME HEALTH, L.L.C.

HOUSECALL MEDICAL RESOURCES, L.L.C.

HOUSECALL MEDICAL SERVICES, L.L.C.

HOUSECALL SUPPORTIVE SERVICES, L.L.C.

HOUSECALL, L.L.C.

M.M. ACCUMED VENTURES, L.L.C.

MC VENTURES, LLC

TENDER LOVING CARE HEALTH CARE SERVICES INTERNATIONAL, LLC

TENDER LOVING CARE HEALTH CARE SERVICES MIDWEST, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF BROWARD, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF DADE, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF ERIE NIAGARA, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF FLORIDA, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF GEORGIA, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF ILLINOIS, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF LONG ISLAND, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF MICHIGAN, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF NASSAU SUFFOLK, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF NEW ENGLAND, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF PA, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF WEST VIRGINIA, LLC

TENDER LOVING CARE HEALTH CARE SERVICES OF WESTERN NEW YORK, LLC

TENDER LOVING CARE HEALTH CARE SERVICES SOUTHEAST, LLC

TENDER LOVING CARE HEALTH CARE SERVICES WESTERN, LLC

[Signature Page to Amendment No. 2 to Note Purchase Agreement and Limited Waiver (Amedisys)]

TLC HEALTH CARE SERVICES, L.L.C.

TLC HOLDINGS I CORP, L.L.C.

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Vice-President

[Signature Page to Amendment No. 2 to Note Purchase Agreement and Limited Waiver (Amedisys)]

ACCUMED HEALTH SERVICES, L.P.

By:	ACCUMED GENPAR, L.L.C.,
General Partner

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Vice President

NINE PALMS 1, LP

By:	BROOKSIDE HOME HEALTH, LLC,
General Partner

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Vice President

NINE PALMS 2, LLP

By:	MC VENTURES, LLC, General Partner

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Vice President

[Signature Page to Amendment No. 2 to Note Purchase Agreement and Limited Waiver (Amedisys)]